Exhibit 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to use of our report dated July 14, 2000, with respect to the OnlineTrading.com Group, Inc. balance sheet included in this Amendment No. 2 to Registration Statement on Form S-4 and to all references to our Firm included in or made a part of this Registration Statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Miami, Florida,
 July 14, 2000.